                                                                    EXHIBIT 4.11

                 AMENDMENT NO. 6 AND WAIVER TO CREDIT AGREEMENT

     This Amendment No. 6 and Waiver to Credit Agreement (this "Amendment") is entered into as of November 12, 2002, by and among Midas, Inc. and Midas International Corporation (collectively, the "Borrowers" and individually, a "Borrower"), the undersigned Lenders, Bank One, NA, as administrative agent (the "Administrative Agent"), and Credit Suisse First Boston, as co-agent (the "Co-Agent").

                                    RECITALS
                                    --------

     A. The Borrowers, the lenders party thereto (the " Lenders"), the Administrative Agent and the Co-Agent are party to that certain Credit Agreement dated as of January 22, 1998 (as amended as of April 3, 1998, October 16, 1998, February 8, 1999, November 9, 2001 and October 15, 2002, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

     B. The Borrowers have requested that the Administrative Agent, the Co-Agent and the Lenders further amend and grant certain waivers with respect to the Credit Agreement.

     C. The Administrative Agent, the Co-Agent and the undersigned Lenders are willing to further amend and grant certain waivers with respect to the Credit Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows:

          (a) Article I of the Credit Agreement is hereby amended by:

          (i) inserting a new defined term in alphabetical order as follows:

          "Note Agreement" means, in respect of the Senior Notes, the Note and Guarantee Agreement dated as of April 15, 1998, as amended, restated, supplemented or otherwise modified from time to time.

          (ii) deleting the following definitions in their entirety and replacing them with the following:

          "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder, as reduced from time to time pursuant to the terms hereto. The Aggregate Commitment shall be equal to $100,000,000 as of November 12, 2002.

          "Applicable ABR Margin" means 2.75%.

          "Facility Fee Percentage" means 0.50%.

          "Fixed Charges Coverage Ratio" means, as of any date of determination, the ratio of (a) (i) EBITDA (as such term is defined in the Note Agreement, as in effect on November 12, 2002) for the period of four Fiscal Quarters ending on the date of determination, plus (ii) Net Rent for Midas' previous Fiscal Year (or, if the date of determination is the last day of Midas' Fiscal Year, for the Fiscal Year ending on such date), to (b) Fixed Charges for the period of four Fiscal Quarters ending on the date of determination.

          "Loan Documents" means this Agreement, the Notes, if any, the Reimbursement Agreements, any guarantee, security or pledge agreement, mortgage or other collateral document executed by Midas and/or any of its Subsidiaries in favor of the Administrative Agent and the Lenders, and the other documents and agreements contemplated hereby and executed by the applicable Borrower in favor of the Administrative Agent or any Lender.

          (b) Section 2.18.6 of the Credit Agreement is hereby amended by deleting the reference therein to "Applicable Margin" and substituting therefor "Applicable ABR Margin".

          (c) Section 6.14 of the Credit Agreement is hereby amended by deleting clause (n) thereof in its entirety and replacing it with the following:

          (n) Liens in favor of the Administrative Agent and the Lenders to the extent granted by the Borrowers or any of their Subsidiaries and permitted by the documents evidencing the Senior Notes (or any replacement thereof); and

          (o) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) to (m) inclusive of any Indebtedness secured thereby; provided, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extended, renewed, or replacement Lien shall be limited to all or part of the same Property which secured the lien extended, renewed or replaced (plus improvements on such Property).

          (d) Section 6.18.2 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          6.18.2 Consolidated Indebtedness to EBITDA Ratio. As of December 31, 2002, maintain the ratio of Consolidated Indebtedness to EBITDA (as such terms are defined in the Note Agreement, as in effect on November 12, 2002) not to exceed 3.50:1.00; provided that such maximum level shall be increased to 4.25:1.00 at such time as (i) the Note Agreement is amended to adjust such ratio to 4.25:1.00 or (ii) the requisite holders of Senior Notes under the Note Agreement waive compliance with such ratio, in each case in form and substance and on terms acceptable to the Required Lenders.

          (e) Section 6.18.3 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          6.18.3 Fixed Charges Coverage Ratio. As of December 31, 2002, maintain a Fixed Charges Coverage Ratio of at least 1.50:1.00.

          (f) Section 7.4 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          7.4 The breach by the Borrowers or any of their Subsidiaries (other than a breach which constitutes a Default under another Section of this
     Article VII) of any of the terms or provisions of this Agreement or the other Loan Documents which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.

          (g) A new Section 7.12 is hereby added to the Credit Agreement as follows:

          7.12 Any guarantee, security agreement, pledge agreement, mortgage or other collateral document in favor of the Administrative Agent and the Lenders shall cease to remain in full force and effect, or Midas or any of its Subsidiaries shall contest the enforceability or validity of any such agreement or document.

          (h) The Credit Agreement is amended by deleting Schedule I attached thereto and replacing it with Schedule I attached hereto and made a part hereof.

          (i) The Borrowers hereby acknowledge and agree that, from and after the date hereof, the Borrowers shall not be entitled to request (and the Lenders shall not be required to make) Eurodollar Loans or Competitive Bid Advances and the Swing Line Commitment is hereby terminated.

          (j) Notwithstanding anything contained in the Credit Agreement to the contrary, in no event shall the Borrowers be entitled to request, nor shall the Lenders be required to make or issue, any Advance or Facility Letter of Credit which would cause the sum of the aggregate principal amount of all outstanding Advances, the principal amount of any Reimbursement Obligations and the face amount of all outstanding Facility Letters of Credit to exceed $87,500,000 (any such excess, the "Excess Advances") until the Administrative Agent and the Borrowers have entered into arrangements providing that all such Excess Advances and all interest and fees related to the Excess Advances (provided, that in the event any fees are not specific to the Excess Advances, the amount of fees allocated to the Excess Advances shall be a pro rata portion of such fees based on the principal amount of the Excess Advances as compared to the sum of the principal amount of outstanding Advances and the face amount of outstanding Facility Letters of Credit that are not Excess Advances) are secured by (x) all accounts receivable (and the products and proceeds thereof) of Midas and its domestic Subsidiaries pursuant to a security agreement in form and substance acceptable to the Administrative Agent and (y) the distribution facility of International located at 4101 West 42nd Place, Chicago, Illinois and the manufacturing facility of Muffler Corporation of America located at 260 Grant Street, Hartford, Wisconsin pursuant to mortgages in form and substance acceptable to the Administrative Agent (those items described in clauses (x) and (y) above collectively, the

"Collateral"), and the Administrative Agent shall have received (i) a first priority perfected security interest in respect of such accounts receivable (evidenced by satisfactory lien search results) and real property, (ii) with respect to such real property collateral, an appraisal for each property and a Phase I environmental report for the Chicago, Illinois property, in each case in form and substance satisfactory to the Administrative Agent, (iii) a limited recourse guarantee from each domestic Subsidiary of Midas (other than International) granting a security interest in accordance herewith and (iv) such other secretary's and incumbency certificates, resolutions and other documents (other than title insurance) reasonably requested by the Administrative Agent in connection with the granting of such security interests. Notwithstanding anything in the Credit Agreement or the other Loan Documents to the contrary, the Collateral shall only secure the Excess Advances, the interest accrued thereon and the pro rata portion of any fees related solely to such Excess Advances.

     2. Waiver. Each of the undersigned Lenders hereby waives the default by Midas in the observance of Section 6.18.2 of the Credit Agreement as of September 28, 2002.

     3. Representations and Warranties of the Borrowers. Each Borrower represents and warrants that:

          (a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

          (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

          (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

     4. Effective Date. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

          (a) Executed Amendment. Receipt by the Administrative Agent of duly executed counterparts of this Amendment from the Administrative Agent, the Borrowers and the Required Lenders.

          (b) Amendment Fee. The Borrowers shall have paid to the Administrative Agent, for the benefit of the Lenders party hereto (provided that such Lenders execute and deliver counterparts of this Amendment to the Administrative Agent prior to 2:00 p.m. (Chicago time) on November 12, 2002), an amendment fee in an amount equal to ten (10) basis points on each such Lender's Commitment (as amended by this Amendment).

          (c) FTI Fees and Expenses. The Borrowers shall have paid to FTI Consulting, Inc. its reasonable fees and out-of-pocket expenses accrued and invoiced through the date hereof, together with a retainer in the amount of $50,000.

     5. Reference to and Effect Upon the Credit Agreement.

          (a) Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Default or Unmatured Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and each Borrower hereby fully ratifies and affirms each Loan Document to which it is a party.

          (b) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

     6. Costs and Expenses. The Borrowers hereby affirm their joint and several obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees and expenses of attorneys for the Administrative Agent with respect thereto.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

     10. Reaffirmation of Guaranty. Each of Midas and International hereby reaffirms its obligations under Article XIII and Article XIV, respectively, of the Credit Agreement.

     11. Acknowledgment. Each Borrower hereby waives, discharges and forever releases the Administrative Agent, the Arranger, the Co-Agent and each of the Lenders, and each of their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that such Borrower has or may have had at any time through (and including) the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to any Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent's, the Arranger's, the Co-Agent's or any Lender's actions or omissions in connection with the Credit Agreement or the other Loan Documents, including any amendments or modifications thereto, or otherwise.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                       MIDAS, INC.



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       MIDAS INTERNATIONAL CORPORATION



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       BANK ONE, NA, individually and as
                                       Administrative Agent



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       CREDIT SUISSE FIRST BOSTON,
                                       individually and as Co-Agent



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       ABN AMRO BANK N.V.



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------




                           Signature Page to Amendment
                      No. 6 and Waiver to Credit Agreement

                                       BNP PARIBAS



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       MIZUHO CORPORATE BANK, LTD.



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       THE NORTHERN TRUST COMPANY



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                                       U.S. BANK NATIONAL ASSOCIATION



                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------



                           Signature Page to Amendment
                      No. 6 and Waiver to Credit Agreement

                                   SCHEDULE I

                                  COMMITMENTS
                                  -----------

-----------------------------------------------------------------
                 Lender                          Commitment
-----------------------------------------------------------------
     Bank One, NA                               $ 25,000,000
-----------------------------------------------------------------
     Credit Suisse First Boston                 $ 17,500,000
-----------------------------------------------------------------
     ABN AMRO Bank N.V.                         $ 12,500,000
-----------------------------------------------------------------
     BNP Paribas                                $ 12,500,000
-----------------------------------------------------------------
     Mizuho Corporate Bank, Ltd.                $ 12,500,000
-----------------------------------------------------------------
     The Northern Trust Company                 $ 12,500,000
-----------------------------------------------------------------
     U.S. Bank National Association             $  7,500,000
-----------------------------------------------------------------
        Aggregate Commitment:                   $100,000,000
-----------------------------------------------------------------